UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2010 (January 18, 2010)

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC

(Exact name of Registrant as specified in charter)

Delaware	333-141568	20-8468508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 Broadway, 11th Floor New York, NY 10036
(Address of principal executive offices)

Registrant's telephone number, including area code: +86 (10) 82525361

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director.

On January 18, 2010, Chin (Gene) Hsiao resigned as a director of China Advanced Construction Materials Group, Inc. (the “Company”), effective immediately.  The resignation of Mr. Hsiao is not in connection with any known disagreement with the Company on any matter.   Mr. Hsiao will continue to serve as the Company’s Chief Financial Officer.

A copy of this report has been provided to Mr. Hsiao and he has been provided with the opportunity to furnish a letter addressed to the Company stating whether he agrees with the statements made in this report, and if not, stating the respects in which he does not agree. Mr. Hsiao has not delivered any such letter to the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

China Advanced Construction Materials Group, Inc.

Date: January 22, 2010	By :	/s/ Xianfu Han
Name: Xianfu Han
Title: Chief Executive Officer